UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2012

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33338	13-2721761
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Hot Metal Street Pittsburgh, Pennsylvania		15203-2329
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (412) 432-3300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 2, 2012, American Eagle Outfitters, Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”) among the Company and certain of its subsidiaries, including AEO Management Co., AEO International Corp., AE North Holdings Co., and American Eagle Outfitters Canada Corporation, as borrowers, the lenders party thereto, and HSBC Bank USA, N.A. (“HSBC”) as administrative agent, joint lead arranger, joint bookrunner and as a letter of credit issuer, PNC Capital Markets LLC as joint lead arranger and joint bookrunner, PNC Bank, National Association as syndication agent and as a letter of credit issuer, and JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A. as co-documentation agents. Pursuant to the Credit Agreement, substantially all of the Company’s domestic subsidiaries entered into a guaranty agreement guaranteeing the obligations under the Credit Agreement.

The Credit Agreement provides for a revolving credit facility not to exceed $150 million, which may be increased by up to $100 million upon the Company’s request and approval by increasing lenders and subject to customary conditions. The Credit Agreement provides a sub-limit for the issuance of letters of credit and a sub-limit for certain non U.S. borrowers. The credit facility is unsecured and will be used to provide funds for general corporate purposes.

Borrowings under the Credit Agreement include interest rates that are based on: (1) a Base Rate plus an applicable rate (ranging from 0.00% to 0.75%) based on the Consolidated Leverage Ratio (as defined in the Credit Agreement) and payable quarterly; or (2) an Adjusted LIBO Rate plus an applicable rate (ranging from 1.00% to 1.75%) based on the Consolidated Leverage Ratio and payable at the end of the applicable interest period for such borrowing and, in the case of an interest period in excess of three months, on the dates that are successively three months after the commencement of such interest period.

The “Base Rate” generally represents a rate per annum equal to the highest of (a) the Federal Funds Rate (as defined in the Credit Agreement) plus 0.50%, (b) HSBC’s then publicly announced prime rate or (c) the LIBO Rate for a one month interest period plus 1%. The “Adjusted LIBO Rate” generally represents a rate per annum equal to the British Bankers Association LIBO Rate, adjusted for statutory reserve requirements for eurocurrency liabilities. The “Consolidated Leverage Ratio” generally represents the ratio for the Company and its subsidiaries of (a) the sum of total funded debt plus six times consolidated rental expense (minimum rent, contingent rent, offices, distribution facilities, equipment and other) to (b) Consolidated EBITDAR (as defined in the Credit Agreement) for the trailing four fiscal quarters most recently ended. An unused line fee is payable quarterly in arrears based on the Consolidated Leverage Ratio and ranges from 0.175% to 0.30% of the average daily unused amount of the aggregate commitments.

The Credit Agreement matures on March 2, 2017, and requires compliance with conditions precedent that must be satisfied prior to any borrowing as well as ongoing compliance with certain representations and warranties generally subject to a material adverse effect, and affirmative and negative covenants. The affirmative covenants include, but are not limited to: (i) delivery of certain financial statements and corporate documents; (ii) prompt notice of any matter reasonably likely to have a material adverse effect; (iii) prompt discharge of certain liabilities; (iv) maintenance of existence, properties and insurance; (v) compliance with laws; (vi) maintenance of books, records and certain inspection rights; and (vii) addition of certain future domestic subsidiaries as guarantors.

The negative covenants of the Credit Agreement include, but are not limited to, restrictions on the ability of the Company and its subsidiaries: (i) to incur liens on properties, except for customary permitted liens and as otherwise permitted; (ii) to make loans, advances, guarantees or investments in excess of certain amounts and except as otherwise permitted, and to make acquisitions unless the Company and its subsidiaries will be in pro forma compliance with certain financial covenants; (iii) to incur indebtedness except for trade facilities, swap obligations, capital leases and unsecured indebtedness, subject to certain limits; (iv) to merge, liquidate, dissolve, dispose of assets except as otherwise permitted, or engage in other transactions in certain circumstances except as otherwise permitted; (v) to dispose of certain types of property except as otherwise permitted; (vi) to pay dividends or other distributions except as otherwise permitted; (vii) to change the fundamental nature of the Company’s business; (viii) to enter into certain transactions with affiliates; (ix) to enter into certain agreements that restrict certain inter-company payments; and (x) to permit, as of the end of any fiscal quarter, the Consolidated Leverage Ratio to be greater than 3.75:1.00 or the Consolidated Fixed Charge Coverage Ratio (as defined in the Credit Agreement) to be less than 1.50:1.00. The Credit Agreement also contains various information and reporting requirements, and provides for various customary fees to be paid by the Company.

The Credit Agreement contains customary events of default, including without limitation events of default based on payment obligations, covenant defaults, material inaccuracies of representations and warranties, defaults under certain other obligations, insolvency proceedings, inability to pay debts, monetary judgments in excess of a materiality threshold, change in control, material ERISA events, and invalidity of any provision of the Credit Agreement. An event of default may cause the applicable interest rate and fees to increase by 2.0% per annum.

The foregoing is intended only to be a summary of the Credit Agreement and is qualified in its entirety by the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated March 2, 2012, among American Eagle Outfitters, Inc. and certain of its subsidiaries as borrowers, each lender from time to time party thereto, and HSBC Bank USA, N.A. as administrative agent for the lenders, and certain other parties and agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.

Date: March 8, 2012	By:	/s/ Neil Bulman, Jr.
Neil Bulman, Jr.
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated March 2, 2012, among American Eagle Outfitters, Inc. and certain of its subsidiaries as borrowers, each lender from time to time party thereto, and HSBC Bank USA, N.A. as administrative agent for the lenders, and certain other parties and agents.